Exhibit 99.5

“RCT” means the material omitted has been filed separately with the Securities and Exchange Commission with an application requesting confidential treatment.

GAMING LICENSE AGREEMENT

THIS GAMING LICENSE AGREEMENT (the “Agreement) is entered into this 24th day of August 2007 by and between SaveMart Supermarkets dba Albertsons, a California corporation (hereinafter “LICENSOR”), and CARDIVAN COMPANY, a Nevada corporation (hereinafter “OPERATOR”) upon the terms and conditions set forth below.

ARTICLE 1

DEFINITIONS

1.1          Gaming Devices. The terms “Gaming Device” or “Gaming Devices” shall have the meaning set forth in Nevada Revised Statutes (“NRS”) 463.0155.

1.2           Incidental Equipment. The term “Incidental Equipment” shall refer to the equipment reasonably necessary for OPERATOR to conduct business on the Leased Premises as described in this Agreement other than Gaming Devices including, but not limited to, surveillance and alarm systems, change tables, money safes or vaults, money counting or wrapping equipment, beverage dispensing equipment, chairs, etc.

1.3           Store. The terms “Store” or “Stores” shall mean grocery stores owned or leased and operated by LICENSOR or any affiliate thereof within the Territory as are listed on Exhibit A, hereto.

1.4           Licensed Premises. The term “Licensed Premises” shall mean the particular area within each Store that is set aside by LICENSOR for use by OPERATOR pursuant to this Agreement.

1.5           Program. The term “Program” shall refer to the activities described in Article 2 hereof relating to the various obligations undertaken by OPERATOR pursuant to this Agreement whereby it will install and operate Gaming Devices in the Stores.

1.6           Rental Fees.  The term “Rental Fees” shall have the meaning set forth in the Article 5 hereof.

1.7           Territory. The term “Territory” shall mean the State of Nevada.

1.8           Operational Date. The term “Operational Date” shall mean, as to each of the respective Stores, the first date when OPERATOR’s Gaming Devices commence operation for all hours during which the applicable Store is open to the public.

ARTICLE 2

ESTABLISHMENT OF GAMING OPERATIONS PROGRAM

2.1           Gaming Program. The parties agree that OPERATOR shall place and operate the number of Gaming Devices in each Store as set forth in Exhibit A and shall be entitled, subject to Section 2.3 below, to place and operate such number of Gaming Devices in new or replacement Stores opened or acquired by  LICENSOR within the Territory during the term of this Agreement, as may be mutually agreed upon by the parties. OPERATOR shall also be allowed to install Incidental Equipment at each Store within the Licensed Premises for use in connection with its gaming operations. OPERATOR will be responsible for providing the necessary Gaming Devices, Incidental Equipment, and all support necessary to install, maintain, repair and operate its Gaming Devices at each Store. LICENSOR acknowledges and agrees that OPERATOR’s business activities will include activities relating to the placement and installation of its equipment, periodic loading and servicing of its equipment, counting, wrapping, and removal of cash, making change for its gaming customers, and staffing to provide all of the foregoing services as well as supervision of play of the Gaming Devices. LICENSOR acknowledges and agrees that OPERATOR  (i)  may provide, subject to compliance with applicable laws and regulations, complimentary non-alcoholic beverage service to its gaming customers as part of its operations within the Stores provided, however, that OPERATOR shall not prohibit said customers from bringing on to the Leased Premises groceries, beverages or other items purchased from LICENSOR at any Store, and (ii) may, subject to compliance with applicable laws and regulations, from time to time conduct promotional activities related to its gaming business at any of the Stores.

2.2           Initial Program and Expansion.  The Program shall apply to each Store identified in Exhibit A hereto as of the Effective Date. The Program shall also apply, subject to Section 2.3 below, prospectively to any new, replacement, or acquired Stores operated by LICENSOR or any affiliate within the Territory during the term of this Agreement, unless the Store(s) is subject to a pre-existing agreement regarding the placement and operation of Gaming Devices on the premises which was entered into by LICENSOR’s predecessor-in-interest and which is binding upon LICENSOR or its affiliate. The opening of any new, replacement, or acquired  location that is subject to this Agreement shall not expand or otherwise affect the expiration date of the term of this Agreement.

2.3           Exclusivity.  LICENSOR grants to OPERATOR the exclusive right to use the Licensed Premises for the operation of gaming devices at all Stores it or any of its affiliates operate in the Territory during the term of this Agreement, and shall not permit the installation or operation of any Gaming Device  by any person or entity other than OPERATOR in any of said Stores. This right of exclusivity shall also apply to any new or replacement Stores opened or acquired by LICENSOR within the Territory during the term hereof where LICENSOR is not otherwise limited in its ability to allow gaming on the premises  at the time of its acquisition or development of the new or replacement store(s) (i.e., where such right is expressly retained by a master lessor of the premises or by another person having the right to control gaming operations on the premises at the time the premises are acquired by LICENSOR).

2.4           Location of Gaming Devices within the Stores.

(a) LICENSOR shall provide a suitable location as close to the main entrance/exit of each Store as possible for the operation of the Gaming Devices and Incidental Equipment, which shall constitute the Licensed Premises for OPERATOR’s exclusive use for its business operations. In connection with this space, LICENSOR grants to OPERATOR the exclusive right to use each Licensed Premises for the installation, maintenance, and operation of the Gaming Devices and Incidental Equipment and agrees that it will not allow any other use of such space by the Store or by any other vendor or lessee, or by LICENSOR. The particular location and size of the Licensed Premises for each location shall be agreed upon by the parties on a property-by-property basis.  In the case of the existing operating locations listed on Exhibit A, the current location of the Gaming Devices are deemed to be in compliance with the requirements of this Section 2.4.

(b) Any change in the location of any Licensed Premises within any Store shall require the mutual consent of both parties except where such change is required pursuant to law or applicable regulation, an order of a governmental agency having jurisdiction over the premises, a master lessor of a Store pursuant to limitations or restrictions contained in LICENSOR’s lease therefor, or by order of any property owner(s) or any property management association exercising its authority over a Store pursuant to limitations or restrictions contained in any recorded conditions, covenants and restrictions that apply to said Store.  LICENSOR shall have the right to change the location of the Licensed Premises within any Store that is reconfigured or otherwise significantly altered in which case LICENSOR shall provide OPERATOR with reasonable advance notice of the reconfiguration or alteration, and the parties shall exercise good faith efforts to agree upon a mutually acceptable new location of the Licensed Premises within in the Store.

2.5           Government Permits and Related Approvals. OPERATOR shall be responsible, at its sole cost and expense, to obtain any and all governmental permits, licenses, consents and  approvals necessary to conduct gaming operations on the respective Licensed Premises. LICENSOR shall provide such information and documentation as OPERATOR may be required to provide to any governmental authority or which OPERATOR may reasonably request for the purpose of assisting in the application for or maintenance of any such permits, licenses, or approvals. All such permits, licenses, and approvals shall be maintained in good standing by OPERATOR at its sole cost and expense throughout the term of this Agreement.

2.6           Incidental Services at the Stores.  OPERATOR shall be permitted to have a change attendant at any or all of the Licensed Premises within the Stores during all hours that each respective Store is open to the public. LICENSOR agrees that OPERATOR’s on-site employees at the Stores shall be permitted to use the restrooms and break-room areas available on the premises of each relevant Store in the same fashion as such facilities are available for use by LICENSOR’s employees.

2.7           Use of Trade Names and Service Marks.

(a) Each party hereby grants to the other party a non-exclusive right and license to use the respective trademarks and/or service marks of each other that are used in connection with the businesses operated at the Stores in their respective promotional activities provided, however, that each party retains the right of prior approval of any marketing or promotional advertising by the other party which includes any of its logos, trademarks or service marks.  Each license granted in this section shall apply only to the Program, and the recipient shall make no other use thereof except as expressly permitted in this Agreement.

(b) Except as specifically provided in this section, each party retains all legal and equitable rights in and to its respective trademarks and service marks and no use other than as permitted herein shall be made by any other party without the prior written consent of the party holding said rights.

(c) Each party acknowledges and agrees that the other’s trademarks and service marks are solely the property of such party and that this Agreement does not in any way grant to a right to use the other’s trademarks and service marks except as expressly provided herein. No party shall assert any right or title to or interest in the trademarks and  service marks, including any logos, insignia, trade dress, slogans, designs or advertising themes of any other party except as permitted hereunder, and all use thereof shall inure to the benefit of the respective owner thereof.

(d) Immediately upon expiration or termination of this Agreement for whatever reason, each party shall cease using the trademarks and service marks of the other party.

2.8           Compliance with Federal, State and Local Laws. OPERATOR agrees that it will  comply with any and all local, state, and federal laws, regulations and orders now in effect or which may hereafter be enacted pertaining to or affecting the installation, operation, and maintenance of its Gaming Devices and Incidental Equipment.

2.9           Expenses. OPERATOR agrees that it will bear all costs and expenses necessary to conduct the Program including, but not limited to costs and expenses related to the purchase or lease of its Gaming Devices and Incidental Equipment, freight and delivery charges and installation costs relating thereto, governmental fees, taxes and assessments relevant to the Program, maintenance and repair costs relating to its Gaming Devices and Incidental Equipment, and all costs relating to its employees. LICENSOR shall have no obligation for any Program cost or expense except as is specifically described in Article 3 and Section 7.2 following.

ARTICLE 3

INSTALLATION, MAINTENANCE AND RELOCATION

3.1           Site Selection and Preparation.

(a) LICENSOR agrees to provide space within each Store that is adequate for OPERATOR’s gaming operations and that is mutually acceptable to both parties. The space provided shall meet all requirements imposed by Nevada Gaming Commission regulations, State law, or by State or local building or health and safety codes and ordinances applicable to such gaming operations.

(b) OPERATOR and LICENSOR agree to conduct site review meetings at proposed new Stores and will mutually agree upon the location of the Licensed Premises for such properties based on an analysis performed jointly to determine locations that are convenient to the customers of LICENSOR, not unreasonably obtrusive to LICENSOR’s operations, most likely to generate the greatest use of the Gaming Devices, and convenient with regard to OPERATOR’s installation and surveillance procedures.

(c) With regard to any proposed new, replacement, or acquired locations, OPERATOR agrees to submit plans and specifications to LICENSOR for its approval (which approval shall not be unreasonably withheld) showing the interior design of each Licensed Premises and the proposed placement of all Gaming Devices and its Incidental Equipment. LICENSOR and OPERATOR agree to exercise good faith efforts to resolve any objections which LICENSOR may have with regard to any such plans.

(d) OPERATOR agrees to maintain the areas within the Licensed Premises in an orderly, clean, and sanitary fashion so that customers have convenient and unobstructed access to the Gaming Devices. LICENSOR agrees to provide normal and customary cleaning services outside of the Leased Premises and within the Stores.

3.2           Installation of Gaming Devices and Site Preparation.

(a)  LICENSOR authorizes OPERATOR to install its Gaming Devices and the Incidental Equipment at the Stores and to connect the Gaming Devices and Incidental Equipment to electrical conduits and to such other facilities as are reasonably necessary for their operation. All work necessary for the installation of the Gaming Devices and the Incidental Equipment and the connection thereof to the appropriate utilities shall be provided by OPERATOR at its sole cost and expense. The work shall be done at such times as are agreed upon by both parties so as to minimize disruptions to  LICENSOR’s business operations. OPERATOR agrees to restore promptly any property damaged by it or by any of its employees, subcontractors or agents.

(b) LICENSOR agrees to provide at its own expense adequate air conditioning, heating, lighting, and electrical service within the Licensed Premises for OPERATOR’s business operations including, but not limited to all conduit, hook-ups and outlets reasonably necessary to support the gaming operation.

(c) OPERATOR shall be permitted to design and decorate the interior of the Licensed Premises with fixtures and signage and in such colors, decor and style as are reasonably acceptable to LICENSOR. OPERATOR shall have the sole discretion in choosing the type and denomination of the Gaming Devices, subject to compliance with the terms of this Agreement.

3.3           Access to Licensed Premises. LICENSOR agrees to provide for uninterrupted access by OPERATOR’s customers to the Licensed Premises during all normal hours of operation of each Store. LICENSOR shall exercise its reasonable best efforts to provide OPERATOR five (5) days prior written notice of any non-emergency remodeling or construction activity that could affect the power supply to the Gaming Devices or block access to the Gaming Devices. Arrangements shall be made with OPERATOR for any movement of the Gaming Devices and the Incidental Equipment during any such period of remodeling or construction. During any period of time that a Store is closed for one (1) day or more, or during which access to the Gaming Devices is substantially blocked, the Rental Fee described in Section 4.1, below, for that property shall be abated, pro-rata, on the basis of a thirty (30) day month.

3.4           Staffing of Licensed Premises. OPERATOR may, at its sole cost and expense, maintain staff in each Licensed Premises to provide the services relative to its Program during all hours that each Store is open to the public. Subject to any applicable laws or regulations, the hours that such staff is present in each Licensed Premises parties may be changed by mutual written agreement of both parties.  Any staffing of the Licensed Premises required by law, regulation, or order from competent authority shall be provided by and at the expense of OPERATOR.

Should there be no requirement by law, regulation, or order from competent authority for OPERATOR to provide staffing, the parties agree to discuss in good faith, the implementation of, LICENSOR providing adult supervision by its on-site employees for the gaming devices at all times they are exposed for play.

Should OPERATOR agree to provide such supervision then it agree to do it as follows:Such employees must be at least 21 years old. LICENSOR agrees to provide a clear line of sight from LICENSOR’S employees to the gaming devices and to keep the area adjacent to the gaming devices free from merchandise which is designed to appeal to children.  LICENSOR agrees to contact OPERATOR at the telephone number provided whenever one of the gaming devices requires service or a customer has winnings which require a Form W2-G (single jackpot of $1,200 or more).  LICENSOR also agrees to make hand payouts to customers up to and including $1,199 out of a change bank provided by OPERATOR.  OPERATOR agrees to provide training to LICENSOR’S employees as necessary so that they will understand their duties and responsibilities, including, but not limited to, using the IGT EZ Route system and making customer payouts.

3.5           INTENTIONALLY DELETED.

3.6           Promotional Activities. OPERATOR shall have the right to conduct gaming promotions on the Leased Premises in conjunction with its gaming business. Such promotional activities may result in patrons being awarded cash, products or services provided by Herbst Gaming, Inc., parent of Cardivan Company, or its affiliated entities. OPERATOR may submit proposals to LICENSOR from time-to-time regarding opportunities for joint promotional programs subject to such further terms and conditions upon which the parties may subsequently agree. LICENSOR shall have the right to agree to participate in such joint programs, or may decline to do so, within its sole discretion. OPERATOR agrees to comply with all applicable laws in regards to any such promotional activities and shall revise, limit, change or terminate any promotion that  LICENSOR reasonably believes is harmful to its business or offensive to its customers.

3.7           Maintenance of Gaming Devices and Incidental Equipment. OPERATOR agrees to keep its Gaming Devices and all Incidental Equipment in good operating order and condition at all times and at its sole cost and expense. OPERATOR agrees to regularly service, clean and maintain its Gaming Devices and all Incidental Equipment and shall promptly and at its sole expense repair or replace any faulty or defective parts or equipment. LICENSOR agrees to allow OPERATOR and its employees, contractors and agents reasonable access to the Stores for the purpose of maintenance, repair, replacement, and removal of its Gaming Devices and Incidental Equipment.

3.8           Maintenance of Licensed Premises. OPERATOR shall, at its sole cost and expense, keep all of the Licensed Premises in good order and condition and in a clean and sanitary condition. If OPERATOR fails to perform its obligations under this Section, LICENSOR may at its option (but shall not be required to) and upon reasonable notice, enter upon the Licensed Premises and put the same in good order and condition and in a clean and sanitary condition, and the reasonable cost thereof shall be reimbursed by OPERATOR to LICENSOR.  LICENSOR agrees to to include the Licensed Premises in its program of sweeping the floors of its facilities on at least a daily basis at no charge to OPERATOR.

3.9           Utilities. LICENSOR agrees that it will provide adequate electrical power necessary to operate the Gaming Devices and Incidental Equipment and all required installations of conduit and outlets in order to provide each Licensed Premises with an adequate number of outlets. LICENSOR shall provide the typical and customary utility services to the Licensed Premises as same is generally available at each property, including lighting, heating, air conditioning and trash removal.

3.10        Removal of Gaming Devices and Incidental Equipment. Upon expiration or termination of this Agreement, OPERATOR agrees to remove its Gaming Devices and Incidental Equipment within five (5) days from the date of expiration or termination and otherwise in compliance with Section 8.6 below. Any Gaming Devices or Incidental Equipment not removed within this period may be removed from the Licensed Premises and placed into storage by LICENSOR. If LICENSOR places any such items into storage, OPERATOR agrees to pay all costs of removal, transportation and storage incurred by LICENSOR (including, should LICENSOR provide any one or more of these services itself, a reasonable sum for same) prior to the release of  its Gaming Devices and Incidental Equipment.

3.11         Property Status of Gaming Devices and Incidental Equipment; Taxes.

(a)  The Gaming Devices and Incidental Equipment are and shall remain OPERATOR’s personal property and shall not become fixtures or appurtenances to real property. OPERATOR agrees to pay any sales, use, excise, privilege or personal property taxes (or other taxes) or fees levied against the Gaming Devices and its Incidental Equipment.

(b)  OPERATOR agrees to notify all appropriate taxing authorities of its mailing address for the purpose of receiving tax bills, notices and correspondence pertaining hereto. OPERATOR shall not use the address of any Store or any address of LICENSOR for this purpose unless required to do so by law.

(c)  OPERATOR shall not be responsible for any portion of the real property taxes or assessments levied upon the real estate on which each Store is located or  any taxes that may be levied upon the business activities of LICENSOR.

(d)  OPERATOR may file financing statements, fixture filings, notices of non-responsibility, or other similar documents as it deems appropriate in order to protect its interest in its cash that is maintained on the Licensed Premises, the Gaming Devices, and  the Incidental Equipment against claims by creditors of LICENSOR.

ARTICLE 4

RENTAL FEES

4.1           Rental Fees for Existing Stores. Except as set forth in Section 4.2 following,   OPERATOR agrees to pay to LICENSOR the sum of RCT per gaming device per month for each gaming device installed by OPERATOR at any of LICENSOR’s Stores located in Nevada, as a fixed per device monthly rental fee (“Rental Fee”).

4.2           Adjustments to Rental Fees.  In the event of (i) any decrease in the daily hours of operation of any Store(s); (ii) a material change in the location of the Licensed Premises or of  the internal configuration of a Store (including any material change of the entrances to the property or location of the checkout stands); or(iii) a change in any law, rule or regulation specifically affecting OPERATOR’s ability to conduct gaming operations in conjunction with LICENSOR’s primary business operations at the particular location, and such event or circumstance materially adversely affects OPERATOR’s revenues at the property, the parties agree to negotiate in good faith a reduction  of the Rental Fees for the affected property(ies). If OPERATOR determines that an adjustment in the Rental Fees is required at any of the Store(s) as a result of the occurrence of an event described in this section, OPERATOR shall provide written notice of such event to LICENSOR within ninety (90) days after the occurrence of such event, failing which any right of adjustment due to said event shall be deemed waived. The parties agree that should such event occur and notice be duly given by OPERATOR, they will use their best efforts to mutually agree upon the amount of the Rental Fees reduction.  If the parties are unable to mutually agree as to the amount of the reduction of the Rental Fees within 45 days following receipt of written notice, they agree to engage an independent nationally recognized accounting firm, selected and approved by all parties hereto, for the purpose of reviewing OPERATOR’s earnings at the affected Store for periods immediately before and after occurrence of the precipitant circumstance and determination of the amount of the adjustment of the Rental Fees.  Except as provided herein, all information relating to OPERATOR’s gaming revenues, costs of operation, and earnings is confidential, and shall not be provided to or disclosed to any other person or entity for any purpose.

4.3           Due Date. All Rental Fees required to be paid pursuant to this section shall be paid on a monthly basis in advance and, as to new, replacement, or acquired locations,  shall commence to be due effective as of Operational Date for each such location.

4.4           Abatement of Rental Fees. In addition to the abatement of Rental Fees permitted by Section 3.3 above and Section 8.5 following, the Rental Fees for any particular Store shall be abated on a pro-rata daily basis, based on a thirty (30) day month, under the following circumstances:

(a)  For any casualty which results in the closure of the Store for one (1) or more days;

(b)  For any event of force majeure which results in the closure of a Store for one (1) or more days;

(c)  Upon the enforcement of any order of a court or of any governmental agency which results in the closure of a Store for one (1) or more days; or

(d)  During periods when LICENSOR remodels or otherwise renovates any Store resulting in the temporary closure of one or more major departments to the public.  In such cases, the Rental Fee applicable to the property shall be reduced by RCT for so long as any major department(s) within the location remains closed. Should any exterior remodel or renovation of the shopping center in which any Store is located results in impaired access to the property or in substantially reduced parking being available for customers of the property and a reduction of gaming revenues to OPERATOR, the parties agree that there shall be an equitable  reduction in the Rental Fees paid by OPERATOR during such period of impaired access or reduced parking.

4.5           Proration of Rental Fees for Partial Months of Operation. Should any Licensed Premises be closed or otherwise inaccessible on any day other than the last day of a month for any reason other than a Material Default by the OPERATOR, or should OPERATOR’s gaming business that is conducted on the premises commence on a day of the month other than the first day of the month, the parties agree that the Rental Fees due for the month shall be pro-rated to reflect the actual days of operation in the month, based on a 30 day month.

4.6           Late Charge. Payments of Rental Fees made more than ten (10) days after the due date shall be assessed interest at the rate of one percent (1.0%) per month, or the  maximum rate of interest allowable on judgments in the State of  Nevada, whichever is less.

ARTICLE 5

TERM

The term of this Agreement (the “Initial Term”) shall commence as of August 1, 2007 and end at midnight RCT.

ARTICLE 6

REPRESENTATIONS AND WARRANTIES

6.1          Representations and warranties by LICENSOR. LICENSOR represents and warrants that:

(a)  It is a corporation duly formed and validly existing under the laws of California, and  is duly authorized to conduct business in the State of Nevada.

(b)  It controls and operates each Store listed in Exhibit A hereto.

(c)  To the best of its actual knowledge, no action, authorization or consent of any other person or entity is required in connection with the execution, delivery and performance by LICENSOR,, of this Agreement and the consummation of the transactions described herein.

(d)  LICENSOR expressly disclaim any representation or warranty that it is under any obligation to continuously operate any Store, or any portion thereof.

(e)   Should LICENSOR agree to sell or otherwise convey any or all of its Stores or its leasehold rights with regard to such properties during the term hereof, LICENSOR represents and warrants that it will cause its successor or assignee to agree to accept all obligations imposed on LICENSOR by this Agreement on the same terms as conditions as set forth herein. LICENSOR agrees that it will require successor(s) or assign(s) to provide its acceptance of this Agreement in writing acceptable to OPERATOR.

6.2           Representations and Warranties by OPERATOR. OPERATOR represents and warrants that:

(a)  It is a corporation duly formed and validly existing under the laws of the State of Nevada and is duly authorized to conduct business in said State;

(b)  It shall, upon installation of the Gaming Devices, hold valid title to the Gaming Devices and all Incidental Equipment, either as the owner or as the lessee thereof;

(c)  All Gaming Devices and all Incidental Equipment used on any of the Leased Premises shall comply with all applicable federal, state, county and city laws; and

(d)  It shall remain throughout the term hereof duly licensed for the conduct of gaming by the appropriate agencies of the State of Nevada and any Cities and/or Counties in which any Store(s) are located.

(e)  To the best of its actual knowledge, no action, authorization or consent of any other person or entity is required in connection with the execution, delivery and performance by  OPERATOR of this Agreement and the consummation of the transactions described herein.

ARTICLE 7

INSURANCE AND INDEMNITY

7. 1          Insurance to Be Maintained by OPERATOR.

                (a)           General Liability Coverage. OPERATOR shall obtain and keep in force, for the mutual benefit of LICENSOR and OPERATOR, General Liability Insurance against claims or suits for bodily injuries, including death therefrom, and property damage, arising out of its operation or use of the Licensed Premises, or caused by the alleged negligence or other misconduct of OPERATOR or its employees, in an amount not less than a single limit of liability of $5,000,000 per occurrence.

                (b)           Worker’s Compensation. OPERATOR further agrees to obtain and keep in force Worker’s Compensation Insurance against claims by its employees who sustain bodily injury while in the course of, and within the scope of, their employment in the Store(s), in accordance with the provisions of the State of Nevada Worker’s Compensation laws or similar laws.

                (c)           Employer’s Liability Insurance. OPERATOR further agrees to obtain and keep in force Employer’s Liability Insurance against claims or suits for bodily injuries, including death therefrom, sustained by any of its employees in the course of, and within the scope of, their employment in the Store(s), that do not fall within the statutory provisions of the State’s Worker’s Compensation Act in an amount not less than $100,000.

7.2           Insurance to Be Provided by  LICENSOR.

                (a)           Fire and Extended Coverage. LICENSOR agrees to insure and keep insured each Store, including the Licensed Premises, including OPERATOR’s Gaming Devices, Incidental Equipment, and all other personal property that is maintained within any of the Leased Premises as part of its gaming operations, against loss or damage by fire, theft, vandalism, or other hazards normally covered by standard fire and extended coverage policies for not less than 100% of their replacement value.

                (b)           General Liability Coverage. LICENSOR shall obtain and keep in force, for the mutual benefit of LICENSOR and OPERATOR, general liability insurance  against claims or suits for bodily injuries, including death therefrom, and property damage, arising out of the ownership, maintenance, operation or use of the Stores, and caused by the negligence or other misconduct of LICENSOR, its employees or third parties in an amount not less than a single limit of liability of $5,000,000 per occurrence.

                (c)           Worker’s Compensation. LICENSOR further agrees to obtain and keep in force Worker’s Compensation Insurance against claims by its employees who sustain bodily injury while in the course of, and within the scope of, their employment in the Store(s), in accordance with the provisions of the State of Nevada Worker’s Compensation laws or similar laws..

                (d)           Employer’s Liability Insurance. LICENSOR further agrees to obtain and keep in force Employer’s Liability Insurance against claims or suits for bodily injuries, including death therefrom, sustained by any of its employees in the course of, and within the scope of, their employment in the Store(s), that do not fall within the statutory provisions of the State of Nevada Worker’s Compensation Act in an amount not less than $100,000.

7.3           Waiver of Subrogation. Each of LICENSOR and OPERATOR waives any and all rights of recovery against the other, or against the shareholders, partners, directors, officers, employees, agents, and representatives of the other, for loss of or damage to such waiving party or its property or the property of others under its control, where such loss or damage is normally insured against by a fire policy with extended coverage but only to the extent that such other party is in compliance with the obligations required of it under this Article 7 at the time of such loss or damage. Notwithstanding the foregoing, however, this section shall not be operative in any case where the effect thereof is to invalidate or otherwise impair any insurance coverage applicable to any such loss or damage or to increase the cost thereof.

7.4           Certificates of Insurance. Evidence of the insurance coverages described in this Article 7 represented by certificates of insurance in a form satisfactory to each party and issued by the respective insurers, shall be furnished to each party and shall specify the additional insured status mentioned, above. Certificates shall state that both parties shall be notified in writing by the insurer at least thirty (30) days’ prior to cancellation or material change in any policy. Renewal certificates of coverage shall be supplied to each party within thirty (30) days after the expiration date of any required coverage.

7.5           Mutual Indemnification. Each party (the “Indemnifying Party”) shall at all times indemnify and hold harmless the other party and said other party’s successors, assigns, shareholders, partners, directors, officers, agents, affiliates, subsidiaries, parent company, and employees (collectively, the “Indemnified Parties”) from and against any and all liabilities, damages, penalties, settlements, judgments, orders, losses, costs, charges, attorneys’ fees, and all other expenses and shall, further, defend the Indemnified Parties from any and all claims, actions, suits, prosecutions, and all other legal and/or equitable proceedings resulting from or relating to (whether directly or indirectly) any allegation (whether founded or unfounded and regardless of the nature or character thereof) regarding: (i) any negligent, willful, reckless, or wrongful act or omission of the Indemnifying Party, its employees, representatives, contractors or agents; (ii) any breach of, or inaccuracy in, any representation and/or warranty made by the Indemnifying Party herein including, without limitation, claims for personal injury, death or damage to property or other demands; (iii) any failure to perform by the Indemnifying Party, or any defect in said party’s performance of, its obligations and duties pursuant to this Agreement; or (iv) any alleged violation by the Indemnifying Party of any law, statute, regulation or ordinance.

7.6           Notice of Claim of Indemnity. Upon receiving notice or knowledge of any claim, event or loss for which indemnity is sought hereunder, the party seeking indemnification shall tender the matter to the Indemnifying Party and cooperate with its defense as the Indemnifying Party- may reasonably request, and permit the Indemnifying Party to defend, try, settle, or appeal such matter as such party shall determine.

ARTICLE 8

BREACH, DEFAULT AND TERMINATION

8.1           Termination Upon Material Default.

(a) This Agreement may be terminated by LICENSOR immediately, and without recourse against LICENSOR, should the permits and licenses held by OPERATOR in connection with its gaming operations at the Stores expire and not be renewed on a timely basis or be revoked as a result of OPERATOR’s noncompliance with applicable laws.

(b) This Agreement may be terminated by either party upon a Material Default of this Agreement by the other party. As used herein, the term “Material Default” shall mean a breach of a material obligation of a party continuing after notice of “Material Default” has been given and any applicable cure periods have expired without legal justification. Neither party shall be in Material Default unless such party fails to perform one (1) or more obligations required of it (in which case such party shall be deemed to be in breach of the Agreement) and, thereafter, and in response to a notice of breach from the non-breaching party, the party in breach fails to remedy and cure such breach as provided herein.

(c) Upon the occurrence of a Material Breach of the Agreement, the non-breaching party shall provide a written notice of breach specifying those obligations which the breaching party has failed to perform; which notice shall include a demand to immediately commence to cure such breach and to diligently prosecute such cure through to its completion. No breach shall be deemed to become a Material Default unless and until said notice of breach has been delivered as provided in Section 9, below, and the breaching party has failed to cure the specified breach(es) within: (i) ten (10) days for breaches consisting of a failure to remit funds which are fixed, due and owing; and (ii) thirty (30) days for all other categories of breach; provided, however, that if the nature of the breach is such that more than thirty (30) days is reasonably required for performance and cure, then the breaching party shall not be in Material Default if such party commences performance and cure within such thirty (30) day period and thereafter diligently prosecutes the same to completion.

(d) Upon the Material Default by a party, the other party shall deliver a notice to the party in Material Default confirming the effective date of cancellation of the Agreement.

8.2           Partial Nullity. This Agreement shall become partially null and be of no further force or effect with respect to any one (1) or more Stores at any time or times (without liability to any party except for any liabilities previously accrued and outstanding) upon the issuance of any order, rule or regulation of any regulatory agency or administrative body (including condemnation of a property by right of eminent domain), or the decision or order of any court of competent jurisdiction that is controlling or binding on such party prohibiting the installation, maintenance and/or use of the Gaming Devices at said Store or otherwise making the continued use of said Store unreasonably unprofitable or undesirable to either party.

8.3           Termination At Will.

(a) LICENSOR shall have the right to terminate this Agreement at any time as to any one (1) or more Stores upon providing not less than thirty (30) days prior written notice to OPERATOR should the lease under which LICENSOR operates the Store(s) expire or be terminated by the lessor or should economic or business factors require (as reasonably determined by LICENSOR in its sole discretion) the closure of such Store(s). If LICENSOR evokes this form of termination as to a Store, it agrees that it will not thereafter conduct or permit gaming operations to be conducted on the premises of the Store, to the extent LICENSOR or one of its affiliates continues to have control of the Store, by any person or entity other than OPERATOR during the remaining term of this Agreement.

(b) If LICENSOR, or any successor-in-interest of LICENSOR, changes the format of any Store to a use other than for the sale of groceries and related items, notions, and goods typically sold in grocery stores, then OPERATOR shall have the right to terminate this Agreement, but only as to such Store or Stores, which right may be exercised in the sole discretion of OPERATOR. In the event of such termination by OPERATOR, LICENSOR shall incur no further obligation or liability to OPERATOR as the result of such termination. As used herein, the term “grocery store” is intended be a dynamic term reflecting the various changes in retailing methods, patterns and programs as same may be created, developed, deleted or otherwise revised from time-to-time by LICENSOR and (without limitation) other grocery store operators such as Safeway and Smiths.

8.4           Destruction or Condemnation. Without limiting the effects described in Section 8.3, above, and if during the term hereof any Store is damaged or destroyed by a fire or other casualty or is partially acquired or condemned by right of eminent domain for any public or quasi-public use or purpose, this Agreement shall remain in full force and effect except that in the event of such casualty, the Rental Fees for the affected Licensed Premises shall abate (except to the extent that such fees are recoverable from insurance proceeds) pursuant to Section 4.4, above, from the date of destruction until the restoration and re-opening for business of the affected property; and in the event of a partial condemnation, the Rental Fees for the affected Licensed Premises shall abate equitably and proportionately from the date of the physical taking in an amount upon which the parties shall mutually agree according to the nature and extent of the taking of the affected Store and the affected Licensed Premises, if any.

8.5           Events Upon Termination. Upon the expiration or termination of the Agreement or of gaming operations at any particular Store, OPERATOR and LICENSOR will each assist the other party in an orderly conclusion hereof and the transfer of all assets herein described, tangible or intangible, as may be necessary for the orderly, non-disruptive continuation of OPERATOR’s and LICENSOR’s businesses, including continuity of gaming operations on the Licensed Premises by a third party, if applicable. Upon the expiration or termination of this Agreement, OPERATOR shall remove its Gaming Devices, Incidental Equipment,  and its other property from each Licensed Premises.  The costs for removal of the Gaming Devices, Incidental Equipment and other property of OPERATOR and any site restoration shall be paid as follows:

(a)  In the event of an expiration of the Agreement at the end of the Initial Term or any Renewal Term, or the expiration or termination of the gaming operations at any particular Store, OPERATOR shall bear all costs and expenses for the removal of all Gaming Devices, Incidental Equipment and other property of OPERATOR, and LICENSOR shall bear all costs and expenses for site restoration except to the extent that any repairs to any Licensed Premises or Store are necessitated as a result of the negligence or willful misconduct of OPERATOR or its contractors;

(b)  Upon a cancellation based upon a Material Default of the Agreement, the party in  Material Default shall be liable for any and all costs and expenses for removal of the Gaming Devices, Incidental Equipment, and other property of OPERATOR and for costs of site restoration;

8.6           Rights and Remedies. Except as provided in Section 8.1(a), above, nothing contained in this Agreement shall be construed so as to limit or in any way restrict the rights of any party to seek any legal and/or equitable relief or remedy to which such party may be entitled.

ARTICLE 9

GENERAL TERMS AND CONDITIONS

9.1           Force Majeure. Each party hereto shall be excused from the performance of any services hereunder for any period and to the extent that it is prevented from performing such service, in whole or in part, as a result of delays caused by the other party or an Act of God, war, civil disturbance, court order, fire, explosion, strike, freight embargo, labor dispute, Act of any government, de jure or de facto, or any agency or official thereof, third-party nonperformance, default of manufacturer or supplier as a subcontractor, or other cause beyond its reasonable control, including failures or fluctuations in electrical power, or other utilities or its related equipment, and such nonperformance shall not be a breach hereunder or a ground for termination or cancellation hereof.

                9.2           Notices.  Whenever under this Agreement provision is made for any payment, demand, notice or declaration of any kind, or where it is deemed desirable or necessary by either party to give or serve any such notice, demand or declaration to the other party, it shall be in writing and served either personally, delivered to Federal Express or another reliable courier service which provides written evidence of delivery, or sent by United States certified mail, return receipt requested, postage and any other fees prepaid, addressed to the party(ies) at the addresses set forth below or at such address as either party may advise the other in writing from time-to-time.

To LICENSOR:	SaveMart Supermarkets
P.O. Box 4278
Modesto, California 95352
Attn: Chief Financial Officer

To OPERATOR at:	Cardivan Company
Attn.: President
5195 Las Vegas Boulevard South
Las Vegas, Nevada 89119

With a copy to:	Cardivan Company
Attn: General Counsel
5195 Las Vegas Blvd. S.
Las Vegas, Nevada 89119

Notices given hereunder shall be deemed to have been given on the date of personal delivery, the date the certified mail receipt is signed by the recipient, or two (2) business days after delivery to a courier service. If the recipient fails or refuses to sign the certified mail receipt or refuses delivery by the courier, such notice shall be deemed to have been given on the third business day After it has been properly sent or delivered to the courier.

9.3           Form and Construction. The headings used in this Agreement are for convenience of reference only and do not constitute substantive matter to be considered in construing the terms of this Agreement. As used in this Agreement the masculine gender shall include the feminine and the singular form of words shall include the plural, or vice versa, as necessary in order that this Agreement may be interpreted so as to.conform with the subject matter actually existing. The language of this Agreement shall be construed as a whole and not strictly for or against either of the parties regardless of who drafted or was principally responsible for drafting this Agreement or any of its specific terms or conditions.

9.4           Binding Effect. This Agreement is binding on and shall inure to the benefit of the parties and their respective heirs, executors, administrators, legal representatives, successors and permitted assigns.

9.5           Severability. If one or more of the provisions contained in this Agreement shall, for any reason, be held unenforceable in any respect, its unenforceability shall not affect any other provision, and the Agreement shall be construed as if the unenforceable provision had never been included.

9.6           Other Instruments. The parties agree that they will execute any additional instruments and documents and perform any acts necessary or convenient to carry out the terms of this Agreement.

9.7           Counterparts. This Agreement may be executed in any number of counterparts and each counterpart shall be deemed an original for all purposes.

9.8           Entire Agreement. This Agreement with any addenda hereto, the exhibits and schedules hereto and any documents incorporated herein, represents the entire agreement between the parties with respect to the subject matter hereto, supersedes all other proposals, agreements, representations, and covenants, oral or written, and any such prior agreements are hereby expressly terminated. Any modification to this Agreement, unless otherwise indicated herein, must be in writing and signed by both parties.

9.9           Survival. The provisions of Section 2.7 (c) and (d) (“ Use of Trade Names and Service Marks”), Section 2.9 (“Expenses”), Section 3.10 (“Removal of Gaming Devices and Incidental Equipment”), Article 6 (“Representations and Warranties”), Section 7.3 (“Waiver of Subrogation”), Section 7.5 (“Mutual Indemnification”), Section 8.5 (“Events Upon Termination”), Section 9.15 (“Attorneys’ Fees”), Section 9.16 (“Governing Law”) and Section 9.18 (“Confidentiality”) shall survive the expiration or earlier cancellation or termination of the Agreement.

9.10         Relationship of Parties. Nothing contained in this Agreement shall be deemed or  construed by the parties or by any third party to create the relationship of landlord and tenant, sub landlord and subtenant, principal and agent, partnership or joint venture, employer-employee or to create any association between the parties except as described herein.

Neither party shall have the power to obligate or bind the other party in any manner whatsoever.

9.11         No Third-Party Beneficiaries. Nothing contained in this Agreement, whether express or implied, is intended to confer any right or remedy upon any person or entity other than the parties to this Agreement and their permitted successors and assigns. Nothing in this Agreement is intended to relieve or discharge the obligation or liability of any third person or any party to this Agreement, and no provision shall give any third party any right to subrogation or action over or against any party to this Agreement.

9.12         Assigment. OPERATOR shall not assign, sublicense, subcontract or otherwise transfer this Agreement, in whole or in part, or any rights, responsibilities, obligations, or licenses hereunder, without the prior, written consent of LICENSOR, which consent shall not be unreasonably withheld. As a condition to the consent by LICENSOR, the proposed transferee shall agree in writing to be fully bound by the duties and obligations of OPERATOR under this Agreement. Notwithstanding the foregoing, OPERATOR may assign this Agreement to a wholly-owned subsidiary of Herbst Gaming, Inc., parent of Cardivan Company, without such prior written approval of LICENSOR upon written notice to LICENSOR.

9.13         Waiver. A waiver or indulgence of any breach of any term, condition, covenant or warranty contained in this Agreement shall not be deemed or construed as a waiver of any other provisions, affect the validity of the remainder of this Agreement or constitute a waiver of any preceding or succeeding breach of the same or any other provision hereof. A waiver of any right, provision or remedy by any party shall not be valid unless executed in writing by the party making such waiver.

9.14         Cumulative Remedies. No remedy or election hereunder shall be deemed exclusive, but shall, wherever possible, be cumulative with all other remedies at law or in equity.

9.15         Attorneys’ Fees. Should any litigation be commenced between the parties hereto or their personal representatives concerning any provision of these Articles or the rights or duties of any persons in relation thereto, the party or parties prevailing in such litigation shall be entitled, in addition to such other relief as may be granted, to a reasonable sum as and for their attorneys’ fees in such litigation or in a separate action brought for that purpose.

9.16         Governing Law. This Agreement, its interpretation, validity and the performance hereof shall be governed by and construed in accordance with the laws of the State of Nevada.

9.17         Corporate Authority. The parties to this Agreement represent that the signatories herebelow are fully authorized and empowered by valid corporate resolution to execute this Agreement and bind the parties on whose behalf they sign same.

9.18         Confidentiality.  This Agreement and its Exhibits, and the information contained therein (including but not limited to the Rental Fees paid to or payable to LICENSOR by

OPERATOR with respect to the various locations), are confidential and of a proprietary nature, and the parties each agree that they will not disclose such information or copies of these documents to any one not a party hereto without the prior written consent of the other party except by reason of court order after notice to the other party, or to any taxing or gaming regulatory authority having jurisdiction over the properties and businesses subject to the Agreement.

9.19         Prior Agreements.                This Agreement supersedes and replaces all prior agreements pertaining to the subject matter herein between OPERATOR and LICENSOR.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

SAVE MART SUPERMARKETS		CARDIVAN COMPANY
Dba ALBERTSONS

/s/ Steven A. Junqueiro		/s/ Edward J. Herbst
By:	STEVEN A. JUNQUEIRO	EDWARD J. HERBST
Its:	Executive Vice President	President

EXHIBIT A

Store No.	Street Address	City	Zip	No. of Gaming Devices

149	525 Keystone Avenue	Reno	89503	RCT

151	2150 Oddie Boulevard	Sparks	89431	RCT

170	4995 Kietzke Lane	Reno	89509	RCT

172	565 East Prater Way	Sparks	89431	RCT

173	10500 North McCarran Boulevard	Reno	89523	RCT

175	195 West Plumb Lane	Reno	89509	RCT

178	3325 East Highway 50	Carson City	89701	RCT

179	4348 South Carson Street	Carson City	89706	RCT

185	9750 State Route 445	Sparks	89436	RCT

194	3620 North Carson Street	Carson City	89706	RCT